Exhibit 99.1

                   ATG Announces Third-Quarter 2005 Financial
     Results; Company Grows Revenue by 12% Over Prior Quarter and 30% Over
                   Prior Year While Increasing Profitability


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 25, 2005--ATG (Art Technology Group, Inc., NASDAQ: ARTG), the software provider behind the most consistent and relevant on-line marketing, commerce, and customer service experiences, today reported its financial results for the third quarter ended September 30, 2005.
    Total revenues for the third quarter of 2005 were $22.7 million, a 30 percent increase from $17.5 million in the third quarter of 2004 and a 12 percent increase from $20.3 million in the second quarter of 2005.
    Net income in accordance with accounting principles generally accepted in the United States (GAAP) for the third quarter of 2005 was $1.5 million, or $0.01 per diluted share. This compares with net income of $0.1 million, or $0.00 per diluted share, in the third quarter of 2004 and a net loss of $0.3 million, or a loss of $0.00 per share, for the second quarter of 2005.
    The company generated non-GAAP net income, which excludes amortization of intangible assets and the net effect of restructuring charges, of $2.0 million, or $0.02 per diluted share, in the third quarter of 2005. These results compare with non-GAAP net income of $0.1 million, or $0.00 per diluted share, in the third quarter of 2004 and non-GAAP net income of $0.9 million, or $0.01 per diluted share, in the second quarter of 2005. See "Use of Non-GAAP Financial Measures" below for definitions and a reconciliation of non-GAAP to GAAP financial measures.
    Cash, cash equivalents, and marketable securities as of September 30, 2005 increased $1.2 million to $29.9 million from $28.7 million as of June 30, 2005.
    Bob Burke, ATG's president and chief executive officer, said, "Our financial performance was built on a solid mix of commerce and service solutions. While the majority of our product revenues were driven by license sales, our ATG On-Demand(TM) offerings gained further traction during the third quarter, contributing a growing stream of recurring revenues that will benefit our business in the quarters and years ahead."
    "In addition to these financial achievements, we introduced our highly anticipated Wisdom-enabled ATG Service Suite(TM). Offered as traditional on-premise licenses or hosted on-demand and as individual applications or an integrated suite, these seven offerings provide what we believe are the most advanced customer service and support capabilities on the market. We believe this offering will be an important contributor to our future results."
    "Our third-quarter results are very encouraging and demonstrate the strength of our growth strategy and scalability of our business model," said Julie Bradley, ATG's senior vice president and chief financial officer. "With a steady contribution from the offerings we gained in our Primus acquisition and an increase in both product and service revenues, we grew sales by 30 percent year over year while keeping expenses in line. This resulted in improved operating margins and solid profitability on both a GAAP and non-GAAP basis."

    Recent Highlights

    -- Generated business from new and repeat customers such as Constellation Energy, Fujitsu, Herbalife, Hotels.com, Merrill Lynch, Newell Rubbermaid, Road Runner Sports, Symantec,
        T-Mobile, Target, and Vodafone.

    -- Unveiled ATG Wisdom(TM), the company's strategy for enabling customer-conscious enterprises to create more relevant, compelling, consistent, and profitable customer interactions seamlessly across communications channels and throughout the marketing, sales, and service lifecycle.

    -- Launched its new Wisdom-enabled ATG Service Suite(TM), a comprehensive set of seven integrated applications that provides a full-featured, adaptively customized environment for managing all forms of customer service interactions with individual attention.

    -- Announced that one of its customers, Intercontinental Hotels Group, was awarded the 2005 Baseline ROI Leadership Award for Growth by Baseline magazine, Ziff Davis Media's acclaimed enterprise technology publication focused on technology implementation.

    Business Outlook

    "Looking ahead, we are optimistic about our prospects for growth," Burke said. "We believe our third-quarter results are a clear indication of the momentum we are establishing through a combination of product and services growth. In the months to come, we will focus on capitalizing on the roll out of our Wisdom-enabled ATG Service Suite. We also will build out our On-Demand business by launching additional offerings and establishing a dedicated sales effort for these hosted solutions. Based on our recent success, trends within our industry, and initiatives now underway, we believe ATG is positioned well for future growth."

    Conference Call Reminder

    ATG management will discuss the company's third-quarter financial results, recent highlights, and business outlook on its quarterly conference call for investors at 10:00 a.m. ET today, October 25, 2005. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (913) 981-5532 or
(800) 289-0518.

    Use of Non-GAAP Financial Measures

    ATG is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets. Management believes that these normalized non-GAAP financial measures better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Further, management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.


(In Thousands, except per share data)
                                              Three Months Ended
                                         September  June 30, September
                                          30, 2005   2005     30, 2004
                                         --------- --------- ---------

Net Income (Loss) (GAAP)                 $  1,510  $   (327) $     51

Amortization of acquired intangibles          580       580         -
Net Restructuring                             (52)      671         -

                                          --------  --------  --------
Net Income (non-GAAP)                    $  2,038  $    924  $     51
                                          ========  ========  ========

Net income (non-GAAP) per share:
    Basic                                $   0.02  $   0.01  $   0.00
    Diluted                              $   0.02  $   0.01  $   0.00

Shares used in per share calculations:
    Basic                                 109,625   109,218    73,882
    Diluted                               110,987   110,615    74,151

    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and service lifecycle, and across the Web, e-mail, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, ATG Wisdom(TM) is the company's strategy for delivering a seamless, more compelling, and mutually valuable experience to each customer and segment. The company fulfills this strategy by providing fully integrated best-of-breed product suites installed on-premise or delivered on-demand. ATG's solutions power over 600 major brands, including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, Best Buy, Boeing, Cingular Wireless, DirecTV, France Telecom, Friends Provident, Hewlett-Packard, Hotels.com, Hyatt Hotels, HSBC, InterContinental Hotels Group, Kingfisher, Louis Vuitton, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Symantec, T-Mobile, Target, USAA, US Army, US Navy, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2005 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom, Wisdom, ATG On-Demand, and ATG Service Suite are trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    This news release contains forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include that ATG may not be successful in integrating the products of Primus Knowledge Solutions, Inc. with its own; that depreciation, amortization, and potential impairment charges associated with the Primus acquisition could adversely affect the combined company's results of operations; the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission (SEC), including the company's annual report on Form 10-K for the period ended December 31, 2004 and its quarterly report on Form 10-Q for the period ended June 30, 2005, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.


                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In Thousands)
                             (Unaudited)

                                                    September December
                                                       30,      31,
                                                      2005      2004
                                                    --------- --------

Assets
Current Assets:
Cash, cash equivalents and marketable securities    $ 29,916  $26,507
Accounts receivable, net                              19,814   24,430
Prepaid expenses and other current assets              1,909    1,694
                                                     --------  -------
   Total current assets                               51,639   52,631

Property plant & equipment                             2,495    3,120
Marketable securities - long-term                          -    4,001
Intangible assets                                      5,439    7,177
Other assets                                           1,576    3,416
Goodwill                                              27,458   27,458
                                                     --------  -------
   Total long-term assets                             36,968   45,172
                                                     --------  -------
   Total assets                                     $ 88,607  $97,803
                                                     ========  =======

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                    $  2,705  $ 5,186
Accrued expenses & other                              12,469   13,156
Deferred revenue                                      20,623   25,355
Accrued restructuring, short-term                      3,685    6,095
Other current liabilities                                264      651
                                                     --------  -------
   Total current liabilities                          39,746   50,443

Accrued restructuring, less current portion            2,339    5,063
Capital lease obligations, less current portion           70      112
                                                     --------  -------
    Total long-term liabilities                        2,409    5,175

Stockholders' equity                                  46,452   42,185
                                                     --------  -------
   Total Liabilities and Stockholders' Equity       $ 88,607  $97,803
                                                     ========  =======



                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Operations
                (In Thousands, except per share data)
                             (Unaudited)

                               Three Months Ended   Nine Months Ended
                               September September September September
                                30, 2005  30, 2004  30, 2005  30, 2004
                               --------- --------- --------- ---------
Revenues:
   Product license             $  7,068  $  6,376  $ 19,770  $ 15,884
   Services                      15,637    11,105    45,190    32,739
                                --------  --------  --------  --------
      Total Revenues             22,705    17,481    64,960    48,623

Cost of Revenues:
   Product license                  471       447     1,413     1,177
   Services                       5,911     4,916    16,718    14,826
                                --------  --------  --------  --------
      Total Cost of Revenues      6,382     5,363    18,131    16,003

                               --------- --------- --------- ---------
Gross Profit                     16,323    12,118    46,829    32,620
     Gross Profit %                  72%       69%       72%       67%

Operating Expenses:
   Research & development         4,333     3,676    13,470    11,956
   Sales & marketing              7,935     6,624    21,730    21,196
   General & administrative       2,747     1,946     8,439     5,615
   Restructuring                    (52)        -       823         -
                                --------  --------  --------  --------
      Total operating expenses   14,963    12,246    44,462    38,767

Income/(loss) from operations     1,360      (128)    2,367    (6,147)

   Interest and other income,
    net                             172       175       272       192
                                --------  --------  --------  --------

Income/(loss) before tax
 provision                        1,532        47     2,639    (5,955)
   Provision (benefit) for
    income taxes                     22        (4)       48        28
                                --------  --------  --------  --------

Net income/(loss)              $  1,510  $     51  $  2,591  $ (5,983)
                                ========  ========  ========  ========

Earnings Per Share
    Basic                      $   0.01  $   0.00  $   0.02  $  (0.08)

    Diluted                    $   0.01  $   0.00  $   0.02  $  (0.08)

Shares Outstanding
    Basic                       109,625    73,882   109,177    73,486

    Diluted                     110,987    74,151   110,823    73,486



                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Thousands)
                             (Unaudited)

                               Three Months Ended   Nine Months Ended
                               September September September September
                                30, 2005  30, 2004  30, 2005  30, 2004
                               --------- --------- --------- ---------
Cash flows from operating
 activities:
  Net income/(loss)            $  1,510  $     51  $  2,591  $ (5,983)
  Adjustments to reconcile net
   income (loss) to
  net cash provided by (used
   in) operating activities:
     Stock-based compensation         -         -         -        11
     Depreciation and
      amortization                1,009       412     3,106     1,451
     Non-cash restructuring
      charge                          -         -     1,167         -
     Loss on disposal of fixed
      assets, net                     -        25         -       125
  Changes in operating assets
   and liabilities:
     Accounts receivable, net      (618)   (2,980)    4,616     1,487
     Prepaid expenses and
      other current assets        1,083       767      (215)       83
     Deferred rent                  141       303       523       707
     Accounts payable              (213)     (127)   (1,471)      660
     Accrued expenses               710      (533)     (687)   (2,513)
     Deferred revenue            (1,230)     (188)   (4,732)     (907)
     Accrued restructuring       (1,043)     (879)   (5,134)   (7,579)
                                --------  --------  --------  --------
        Net cash provided by
         (used in) operating
         activities            $  1,349  $ (3,149) $   (236) $(12,458)

Cash Flows from Investing
 Activities:
  Purchases of marketable
   securities                    (3,211)   (5,875) $ (6,119) $ (8,640)
  Maturities of marketable
   securities                     3,883     8,259     6,373    10,454
  Purchases of property and
   equipment                       (660)     (106)     (931)     (451)
  Payment of acquisition costs        -         -    (1,010)        -
  Decrease in other assets           27        21       268        25
                                --------  --------  --------  --------
       Net cash provided by
        (used in) investing
        activities             $     39  $  2,299  $ (1,419) $  1,388

Cash Flows from Financing
 Activities:
  Proceeds from exercise of
   stock options                    362        52     1,045       384
  Proceeds from employee stock
   purchase plan                    127       215       520       730
  Principal payments on notes
   payable                          (27)        -      (387)        -
  Payments on capital leases        (14)        -       (42)        -
                                --------  --------  --------  --------
       Net cash provided by
        financing activities   $    448  $    267  $  1,136  $  1,114

Effects of exchange rate
 translation on cash
and cash equivalents                 39       (39)      181       (67)

Net increase (decrease) in
 cash and cash equivalents        1,875      (622)     (338)  (10,023)
Cash and cash equivalents,
 beginning of period             19,097    22,533    21,310    31,934
                                --------  --------  --------  --------
Cash and cash equivalents, end
 of period                     $ 20,972  $ 21,911  $ 20,972  $ 21,911
                                ========  ========  ========  ========




    CONTACT: Art Technology Group, Inc.
             Julie Bradley, 617-386-1000
             CFO@atg.com
             or
             Sharon Merrill Associates, Inc.
             Jason Fredette, 617-542-5300
             jfredette@investorrelations.com